                   SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$4,950,000                                             Cambridge Massachusetts
                                                             February 10, 1997


    FOR VALUE RECEIVED, PharmaGenics, Inc., a Delaware corporation (the "Debtor"), hereby promises to pay to Genzyme Corporation, a Massachusetts corporation ("Genzyme"), the principal sum of Four Million Nine Hundred Fifty Thousand Dollars ($4,950,000) or such lesser amount as shall have been advanced to the Debtor under the Merger Agreement referred to below, together with interest on the unpaid principal balance of this Note from time to time outstanding from the date of each advance at a rate of eight and a quarter percent (8.25%) per annum (Bank of Boston Base Rate at date of first draw). All outstanding principal and accrued interest hereunder shall be due and payable in one lump sum on February 10, 2002 (the "Maturity Date"), unless accelerated as provided below.

    After the occurrence and during the continuance of an event of default, upon notice thereof received from Genzyme, the Debtor shall pay interest at the rate per annum equal to the rate set forth under the preceding paragraph plus three percent (3%) per annum or, if lower, at the highest applicable legal rate. All payments of principal, interest and other amounts payable on or in respect of this Note shall be made to Genzyme at its office at One Kendall Square, Cambridge, Massachusetts, or to such other place as Genzyme may from time to time direct, in lawful money of the United States of America, in funds immediately available. Interest shall be computed on the basis of a 360-day year and a 30-day month.

1.  Description of Note

    This Note is issued pursuant to Sections 4.17 and 8.3 of the Agreement and Plan of Merger dated as of January 31, 1997 (the "Merger Agreement") between the Debtor and Genzyme and evidence the advances described therein. Neither the foregoing reference to the Merger Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Debtor to pay the principal and interest on this Note as provided herein.

    The date and amount of all advances made by Genzyme to the Debtor under the Merger Agreement and each payment made on account of the principal hereof, shall be recorded by Genzyme on its books and, prior to any transfer of this Note, recorded by Genzyme on the schedule attached hereto or any continuation thereof, provided that the failure of Genzyme to make any such recordation shall not affect the obligations of the Debtor to make a payment when due of any amount owing hereunder with respect to any advances made by Genzyme. This Note is non-negotiable and may not be transferred in whole or in part, except in connection with a transfer of substantially all assets of Genzyme's General Division.

2.  Subordination

    2.1. Subordination to Senior Indebtedness. The indebtedness evidenced by this Note shall be subordinate and junior in right of payment, to the extent and in the manner specified below, to all Senior indebtedness outstanding on the date of this Note. "Senior Indebtedness" means all indebtedness for borrowed money owing from the Debtor to commercial or institutional lenders having no equity participation in the Debtor or indebtedness under capitalized lease arrangements, including all extensions, renewals or refunding thereof, and however evidenced, whether for principal, interest, fees, indemnities, costs, expenses or advances, but not including any indebtedness which by its terms is subordinated to any other indebtedness of the Debtor. Notwithstanding the foregoing, Senior Indebtedness shall not include: (i) indebtedness evidenced by this Note; (ii) indebtedness consisting of trade payables or other current liabilities; (iii) indebtedness for amounts owed by the Debtor to employees or stockholders; (iv) any liability for federal, state, local and other taxes owed or owing by the Debtor; and (v) any obligation that by operation of law is subordinate to any general unsecured obligation of the Debtor.

     2.2. No Payment if Default on Senior Indebtedness. No payment of principal or interest shall be made upon, or accepted with respect to, this Note and Genzyme shall not initiate any action to seek collection if at the time of such payment or immediately after giving effect thereto there shall exist or, with the passage of time or giving of notice, would exist any Default in respect of any Senior Indebtedness or under any agreement pursuant to which such Senior Indebtedness was issued; provided, however, that in the case of any default other than a Default in the payment of principal or interest on or with respect to Senior indebtedness, the foregoing restriction shall cease to apply with respect to such Default at the expiration of 90 days after notice of the occurrence of such Default has been given by the Debtor or any holders of Senior Indebtedness if no holder of Senior Indebtedness shall have commenced any action, suit or other legal proceeding against the Debtor or its property based upon such Default. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, or upon the maturity of this Note by acceleration resulting from the occurrence of any event of Default, all principal and interest on all such Senior Indebtedness shall first be paid in full, or such payment shall have been provided for to the satisfaction of the holders of Senior Indebtedness, before any payment on account of principal or interest shall be made upon this Note.

    2.3. Payment upon Dissolution, Etc.

         (a) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Debtor or to the dissolution or other winding up of the Debtor whether or not involving insolvency or bankruptcy proceedings, all principal and interest on the Senior Indebtedness shall first be paid in full before any payment on account of principal or interests is made on this Note, and in any such proceedings, any payment or distribution of any kind of character, whether in cash, property or securities, that may be payable or deliverable in respect of this Note shall be paid or delivered to the holders of the Senior Indebtedness or their representatives, unless and until the principal of and interest on all such Senior Indebtedness shall have been paid and satisfied in full; provided, however, that in the event that payment or delivery of such cash, property or securities to any holder of this Note is authorized3d by an order or decree made by a court of competent jurisdiction in a reorganization preceding under any applicable law pursuant to a plan of reorganization reflecting the rights conferred hereby upon Senior
Indebtedness, no payment or delivery of such cash, property or securities shall be required hereby to be made to the holders of the Senior Indebtedness or their representative, and no such delivery shall be required hereby to be made of securities which are issued by the Debtor as reorganized, or by the corporation, trust, association or other entity succeeding to the Debtor or acquiring its property and assets, pursuant to a plan of reorganization or upon the dissolution or liquidation of the Debtor, which are subordinate (at least to the extent provided herein) to the payment of all Senior
Indebtedness (or securities substituted therefor) then outstanding.

          (b) Notwithstanding the foregoing, in the event that any such payment or distribution of assets of the Debtor shall be received by any holder of this Note in violation of the subordination provision hereof, before all Senior Indebtedness is paid in full, or effective provision is made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of all Senior Indebtedness remaining unpaid, or their representatives, until such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision thereof to the holders of such Senior Indebtedness.

    2.4. Subrogation. Subject to the prior payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distribution of assets of the Debtor applicable to the Senior Indebtedness until this Note has been paid in full.

    2.5. Holders of Senior Indebtedness

         (a) Each holder of this Note irrevocably authorizes and empowers (without imposing any obligation on) each holder of Senior Indebtedness or such holder's representatives t demand, sue for, collect, receive and receipt for such holder's ratable share of all payments and distributions in respect of this Note that are required to be paid or delivered to the holders of Senior Indebtedness and to file and prove all such claims and take all such other action in the name of the holder of this Note as such holder of Senior Indebtedness or such holder's representative may determine to be necessary to appropriate and will execute and deliver to each holder of Senior
Indebtedness or such holder's representatives such other instruments confirming such authorization and such powers of attorney, proofs of claim, assignments of claim and other instrument, and will take all such other action, as may be requested by such holder or such holder's representatives in order to enable such holder to enforce such holder's ratable share of all such payments and distributions in respect of this Note. The subordination provisions of this Note may be enforced by the holders of Senior Indebtedness notwithstanding any extension, amendment, modification, waiver, compromise, release or consent with respect to Senior Indebtedness, excluding8ing any amendment or modification that increases the principal amount of any Senior Indebtedness.

          (b) The Debtor and each holder of this Note, for themselves and their executors, administrators, heirs, successors and assigns, covenant to execute and deliver to the holders of Senior Indebtedness, such further instruments and to take such further action as the holders of Senior Indebtedness may at any time or times reasonably request in order to carry out the provisions hereof.

     2.6. Continuing Offer. This Section 2 shall constitute a continuing offer to all persons who, in reliance on such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions of this Section 2 are made for the benefit of such holders.

     2.7. Rights of Holders Unimpaired. The foregoing provision as to subordination are solely for the purpose of defining the relative rieghts of the holders of the Senior Indebtedness on the one hand and holders of this Note on the other hand. None of such provisions shall impair, as between the Debtor and the holder of this Note, the obligation of the Debtor, which is unconditional and absolute, to pay to the holder of this Note the amounts due on this Note in accordance with the terms hereof and of the Merger Agreement, not shall any such provisions prevent any holder of this note from exercising all remedies otherwise permitted by law.

3. Acceleration of Maturity Date and Conversion

   3.1. Acceleration of Maturity Date. The Maturity Date shall be accelerated, without any further act of the Debtor or Genzyme, upon the closing of one or more financing transactions resulting in aggregate gross proceeds to the Debtor of $10,000,000 or more.

    3.2. Right to Convert Following Merger. Upon consummation of the merger of the Debtor into Genzyme pursuant to the Merger Agreement (the "Merger"), this Note shall become a liability allocated to the Molecular Oncology Division of Genzyme ("GMO"), and any outstanding principal amount and accrued interest hereunder shall be treated as an intracompany loan by the General Division of Genzyme to GMO, due on the Maturity Date and convertible at any time prior thereto, at Genzyme's option, into GMO Designated Shares (as defined in the amendment to Genzyme articles of organization filed in connection with the Merger (the "Genzyme Charter")). The number of GMO Designated Shares resulting from any conversion of this Note will be determined by dividing the principal and interest being converted by the conversion price (the "GMO Conversion Price")in effect on the date of conversion. The initial GMO Conversion Price will be determined upon the closing of the first public offering of GMO securities in which the aggregate gross proceeds to GMO equal or exceed $10 million (the "Offering"), and shall be equal to (i) the per share price of the Molecular Oncology Division Common Stock (the "GMO Stock") sold in the Offering or,
(ii) if GMO Stock is not sold in the Offering, the initial conversion price of any security convertible into GMO Stock that is sold in the Offering, provided that if any portion of this Note is converted prior to any Offering, the initial Conversion Price will be $7.00. The GMO Conversion Price shall be subject to adjustment as set forth in Section 3.5 below.

     3.3 Right to Convert Following Termination of Merger Agreement. If the Merger Agreement terminates prior to the closing of the Merger any outstanding principal amount and accrued interest hereunder, or any portion thereof, at any time and at Genzyme's option, shall be (a) convertible into fully paid and nonassessable shares of preferred stock of the Debtor having rights that are pari passu with the other then outstanding series of preferred stock of the Debtor (the "Preferred Stock") and having a liquidation preference equal to the initial PGI Conversion Price (as defined below); (b) redeemable for Serial Analysis of Gene Expression ("SAGE") services or commercially reasonable terms; or (c) applicable against payment of all or any portion of a license fee for a license to the SAGE technology on terms no less favorable than those offered by the Debtor to unaffiliated third party licensees. As soon as practicable following such a termination of the Merger Agreement, but in any event within 120 days thereafter, the Debtor shall, if required by applicable law or the Certificate of Incorporation of Debtor, cause to be submitted to its stockholders a proposal to amend its Certificate of Incorporation to authorize the issuance of shares of Preferred Stock as provided in clause (a) above. The number of shares of Preferred Stock issuable upon any conversion of this Note pursuant to this Section 3.3 will be determined by dividing the principal and interest being converted by the conversion price (the "PGI Conversion Price") in effect on the date of conversion. The initial PGI Conversion Price will be $2.15 and will be subject to adjustment as set forth in Section 3.5 below.

     3.4.     Surrender of Note and Delivery of Certificates

     (a) Upon surrender of this Note for conversion into GMO Designated Shares, appropriate record shall be made on the books of Genzyme to reflect the increase in the number of GMO Designated Shares into which this Note, or any portion hereof, has been converted, in accordance with the provisions hereof and of the Genzyme Charter. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion (the "GMO Conversion Date"). If less than the entire outstanding principal amount of this Note is being converted, appropriate record shall be made on the books of Genzyme to reflect the remaining outstanding principal balance of this Note.

     (b) When surrendered for conversion into shares of Preferred Stock, this Note shall, unless the shares of Preferred Stock issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Debtor duly executed by, the holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion, the Debtor shall deliver or cause to be delivered at its principal executive office to the holder, or on the holder's written order, a certificate or certificates for the number of full shares of Preferred Stock issuable upon the conversion of this Note, or portion hereof, in accordance with the provisions hereof. Such conversion shall be deemed to have been made at the time this Note shall have been surrendered for conversion (the "PGI Conversion Date"), and the holder in whose name any certificate or certificates for shares of Preferred Stock shall be issuable upon such conversion shall be deemed to have become on the PGI Conversion Date the holder or record of the shares of Preferred Stock represented thereby. If less than the entire outstanding principal amount of this Note is being converted, a new Note shall promptly be delivered to the holder for the unconverted principal balance and shall be of like tenor as to all terms as the Note surrendered. To the extent such shares are to be issued to any person other than Genzyme, the Debtor may require reasonable representations from any such recipient to assure compliance with federal and state securities laws.

     3.5.     Adjustment of Conversion Price

              (a)     In the event of any:

                      (i) declaration of a stock dividend on the Preferred Stock or, if the Merger has been consummated, GMO Stock, as the case may be (in either case, the "Shares"),

                      (ii) subdivision of outstanding Shares into a larger number of Shares by reclassification, stock split or otherwise, or

                      (iii) combination of outstanding Shares into a smaller number of Shares by reclassification or otherwise,

the GMO Conversion Price or the PGI Conversion Price, as the case may be (in either case, the "Conversion Price"), in effect immediately prior to any such event shall be adjusted proportionately so that thereafter the holder of this Note shall be entitled to receive upon conversion of this Note the number of Shares or other securities which such holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the Shares issuable upon conversion. An adjustment made pursuant to this
Section 3.5(a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

            (b) If, prior to maturity of this Note, the Debtor shall at any time consolidate or merge with another corporation (other than the Merger or a merger or consolidation in which the Debtor is the surviving corporation), the registered holder of this Note will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a holder of the number of Shares then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Debtor shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

     3.6. Notice. In case the Debtor proposes to take any action referred to in Section 3.5 above, or to effect the liquidation, dissolution or winding up of the Debtor, then the Debtor shall cause notice thereof to be mailed to the registered holder of this Note, at least twenty (20) days prior to the date on which the transfer books of the Debtor shall close or a record be taken for such stock dividend or the date when such reclassification, liquidation, dissolution or winding up shall be effective, as the case may be.

     3.7. Statement of Adjustment. Whenever the Conversion Price shall be adjusted as provided in Section 3.5 above, the Debtor shall cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to each record holder of this Note. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 3.6 hereof. Such notice shall be conclusive and binding absent manifest error.

     3.8. Fractional Shares. No fractional Shares shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a Share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion. Such payment shall be based on the then applicable Conversion Price at the time of conversion of this Note.

4.   Prepayment of Principal

     The Debtor may, at its option, prepay from time to time all or any part of this Note without premium or penalty but together with interest on the principal amount so prepaid accrued to the date of prepayment.

5.   Events of Default

     This Note shall become immediately due and payable upon the occurrence of any of the following events of default;

            (a) the Debtor shall fail to pay the principal of or interest on the Note when due, whether by acceleration or otherwise, within ten (10) business days of its due date;

            (b) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Debtor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Debtor, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days or such court shall enter a decree or order granting the relief sought in such proceeding; or

            (c) the Debtor shall voluntarily suspend transaction of its business, shall dissolve or be liquidated, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Debtor, as the case may be, or for any substantial part of its property, or shall make a general assignment for the benefit of creditors.

6.   Waiver

     No delay or omission on the part of Genzyme in exercising any right under this Note shall operate as a waiver of such right or of any other right of Genzyme, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Debtor, by executing this Note, and any other makers, sureties, guarantor or endorsers, by endorsing this Note or by entering into or executing any agreement to pay any of the indebtedness evidenced hereby, waives (to the fullest extent allowed by law) all requirements of diligence in collection, demand, presentment, notice of non-payment, protest, notice of protest, suit and all other conditions precedent in connection with the collection and enforcement of this Note or any security for this Note or any guarantee of the indebtedness evidenced hereby (other than demand for payment if expressly required by this Note). This Note shall be binding upon the successors and assigns of Debtor.

7.   General

     7.1 Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     7.2 Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment on this Note shall fall on Saturday, Sunday or on a day which in the Commonwealth of Massachusetts shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     IN WITNESS WHEREOF, the undersigned has executed this Note as an instrument under seal as of the date first above written.

                                       PHARMAGENICS, INC.


                                       By/s/ A. Steven Franchak
                                         -----------------------
                                       Name: A. STEVEN FRANCHAK
                                       Title: Treasurer

                                 SCHEDULE OF LOANS


     This Note evidences loans made on the dates and in the principal amounts set forth below, subject to the payments, prepayments or conversions set forth below:


------------------------------------------------------------------------------
                Principal        Amount Paid,         Unpaid
                Amount of         Prepaid or         Principal      Notation
Date Made         Loan            Converted           Amount         Made By
------------------------------------------------------------------------------
2/10/97        $1,000,000          $0               $1,000,000
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------